Exhibit 99.2

CERTIFICATE OF DISSOLUTION

OF

PAYPHONE WIND DOWN COROPRATION

Pursuant to Section 275 of the General
Corporation Law of the State of Delaware

          Payphone Wind Down Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), DOES

HEREBY CERTIFY:

           FIRST: That dissolution was authorized on the 31st day of October, 2005.

          SECOND: That dissolution has been authorized by the Board of Directors and stockholders of the corporation in accordance with the provisions of subdivisions (a) and (b) of Section 275 of the DGCL.

           THIRD: That the names and addresses of the directors and officers of the corporation are as follows:

DIRECTORS

NAME Guy A. Longobardo	ADDRESS c/o Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038

Michael H. McClellan	c/o Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038

Michael H. Buck	c/o Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038

OFFICERS

TITLE President and CEO	NAME Guy A. Longobardo	ADDRESS c/o Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038

Executive Vice President and CFO	Michael H. McClellan	c/o Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038

Vice President Human Resources and Corporate Secretary	David C. Jones	c/o Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038

          IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by Guy A. Longobardo, its President and CEO, this 13th day of February, 2007.

PAYPHONE WIND DOWN CORPORATION By: /s/ Guy A. Longobardo Name: Guy A. Longobardo Title: President and CEO